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                                                                Exhibit 10.104.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENT(S)  TO EXHIBIT 10.104

Midwest Lessor Lease Guaranty (T2), dated as of December15, 1999, made by Midwest Generation, LLC.

Midwest Lessor Lease Guaranty (T3), dated as of December15, 1999, made by Midwest Generation, LLC.

Midwest Lessor Lease Guaranty (T4), dated as of December15, 1999, made by Midwest Generation, LLC.